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                                                                    Exhibit 24

                               POWER OF ATTORNEY

          Each person whose signature appears below designates and appoints GERRY B. CAMERON, DWIGHT V. BOARD, SHERYL W. DAWSON, and DEBORAH B. GOLDBERG, and each of them, his true and lawful attorneys-in-fact and agents to sign a registration statement on Form S-8 to be filed by U. S. Bancorp, an Oregon corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 591,453 shares of common stock, $5 par value, of U. S. Bancorp which may be issued upon the exercise of options to be issued upon the conversion of outstanding stock options to purchase shares of common stock, $2.50 par value, of California Bancshares, Inc., upon the consummation of the merger of California Bancshares, Inc., with and into U. S. Bancorp, together with any and all amendments (including post-effective amendments) to the registration statement. Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

          IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 3rd day of June, 1996.

Signature                               Title
- ---------                               -----


/s/ Gerry B. Cameron              Chairman of the Board and Chief
Gerry B. Cameron                  Executive Officer and Director (Principal
                                  Executive Officer)


/s/ Steven P. Erwin               Executive Vice President and
Steven P. Erwin                   Chief Financial Officer (Principal
                                  Financial and Accounting Officer)

/s/ Harry Bettis                  Director
Harry Bettis



/s/ Carolyn Silva Chambers        Director
Carolyn Silva Chambers



/s/ Franklin G. Drake             Director
Franklin G. Drake



/s/ Robert L. Dryden              Director
Robert L. Dryden



/s/ John B. Fery                  Director
John B. Fery



/s/ Joshua Green III              Director
Joshua Green III



/s/ Daniel R. Nelson              Director
Daniel R. Nelson



/s/ Allen T. Noble                Director
Allen T. Noble



/s/ Paul A. Redmond               Director
Paul A. Redmond



                                  Director
N. Stewart Rogers



/s/ Benjamin R. Whiteley          Director
Benjamin R. Whiteley